Exhibit 99.1

TCP Reports 2014 Fourth Quarter and Full Year Financial Results

Aurora, Ohio (April 15, 2015) – TCP International Holdings Ltd. (NYSE: TCPI), a leading global manufacturer and distributor of energy efficient lighting technologies, today announced its 2014 fourth quarter and full year financial results.

Net sales for the fourth quarter of 2014 were $153.1 million, a 25% increase compared with $122.9 million in the third quarter of 2014 and a 34% increase compared with $114.5 million in the fourth quarter of 2013. Net income in the fourth quarter was $2.1 million, or $0.07 per diluted share, compared to $4.5 million, or $0.16 per diluted share, in the third quarter of 2014 and a loss of $1.6 million, or $0.08 per diluted share, in the fourth quarter of 2013. Adjusted earnings per share were $0.13 for the fourth quarter of 2014, compared to $0.16 in the third quarter of 2014

Net sales for the full year 2014 were $489.5 million, a 14% increase compared with $428.9 million in 2013. Net income for 2014 was $12.4 million, or $0.52 per diluted share, compared to $8.2 million, or $0.40 per diluted share, in 2013.

“We continued to see solid demand for TCP’s lighting technology in the fourth quarter. We finished the year with strong CFL sales as The Home Depot replenished their inventory levels following our packaging changeover, and we continued to see gains within our LED product portfolio. While the higher CFL sales had an unfavorable impact on margins in the short-term, we remain focused on executing our cost reduction roadmaps to support our profitability and improve our margins moving forward,” said Ellis Yan, TCP’s Chairman and CEO.

Mr. Yan continued, “Strong demand for our products continued into the first two months of 2015, although March sales reflected our decision to delay shipment for some products. As previously announced, we have completed testing on substantially all of our fastest moving SKUs, and with quality and safety affirmed and shipments resumed, sales trends are returning to more normalized levels. We have been very pleased with the support we are receiving from customers and remain confident in the business and TCP’s competitive position.”

Fourth Quarter 2014 Summary

Following is a summary of certain key financial measures for the fourth quarter of 2014:

•	Net sales were $153.1 million, an increase of $30.2 million, or 25%, from the third quarter of 2014 and an increase of $38.6 million, or 34%, from the fourth quarter of 2013.

•
LED sales were $54.9 million, an increase of $1.6 million, or 3%, from the third quarter of 2014 and an increase of $20.1 million, or 58%, from the fourth quarter of 2013, driven by increased sales in the commercial and industrial, or C&I, channel and with Walmart in the retail channel.

•
CFL sales were $90.5 million, an increase of $30.9 million, or 52% from the third quarter of 2014 and $17.8 million, or 24%, from the fourth quarter of 2013, primarily due to the replenishment of CFL inventories by The Home Depot.

•
Gross margin was 17.7%, down from 21.7% in the third quarter of 2014 and 18.1% in the fourth quarter of 2013, due to an increase in retail CFL sales and a $4.5 million charge for the write-down of Connected by TCPTM inventory.

•
Selling, general and administrative expenses were $21.1 million, an increase of $1.7 million from the third quarter of 2014 and $3.8 million from the fourth quarter of 2013, primarily due to share-based compensation expenses associated with restricted share units granted in connection with our IPO and an increase in marketing costs.

•
Net income was $2.1 million, a decrease from $4.5 million in the third quarter of 2014, and an increase from a loss of $1.6 million in the fourth quarter of 2013. Diluted net income per share was $0.07, a decrease from diluted net income per share of $0.16 in the third quarter of 2014.

•	Adjusted EPS was $0.13, compared to $0.16 in the third quarter of 2014.

At December 31, 2014, cash and cash equivalents were $31.4 million, down from $60.4 million at September 30, 2014, as a result of debt repayments of $34.0 million during the fourth quarter. Combined short-term loans and long-term debt was $80.2 million at December 31, 2014, down from $113.9 million at September 30, 2014.

Full Year 2014 Summary

Following is a summary of certain key financial measures for the full year of 2014:

•	Net sales were $489.5 million, an increase of $60.6 million, or 14%, from $428.9 million in 2013.

•
LED sales were $190.6 million, an increase of $83.5 million, or 78%, from $107.1 million in 2013 attributable to our continued focus on this product line within our C&I channel and with Walmart in the United States and Canada, as well as retail customers in Asia and EMEA.

•	CFL sales were $268.9 million, a decrease of $20.4 million, or 7%, from $289.3 million in 2013. The decline was led by reduced sales to OEM customers and lower CFL sales to The Home Depot.

•
Gross margin was 21.2%, roughly flat from 21.5% in 2013. The favorable shift in product mix to LED products was offset by increased provisions for excess and obsolete inventory and a stronger Chinese yuan.

•
Selling, general and administrative expenses were $77.8 million, an increase of $13.5 million from $64.3 million in 2013. This increase was primarily due to payroll increases and share-based compensation expense.

•	Net income was $12.4 million, an increase of $4.2 million from $8.2 million in 2013.

•	Adjusted EPS was $0.57, compared to $0.70 in 2013.

Conference Call and Webcast Information
The Company will host a conference call on Thursday, April 16, 2015, at 8:00 a.m. Eastern Time. The call will be available, live, to interested parties by dialing 888-211-0193. For international callers, please dial 913-312-0951. The Conference ID number is 2111529. A live webcast will also be available in the Investors Relations section of the TCP website at: http://investors.tcpi.com . A replay of the webcast will be available through the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

Non-GAAP Adjusted EBITDA and Adjusted EPS
We present the non-GAAP financial measures “Adjusted EBITDA” and "Adjusted EPS" as supplemental measures of our performance. These non-GAAP financial measures are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the United States, referred to herein as U.S. GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations and balance sheet information presented on the basis of U.S. GAAP.
We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA before net foreign exchange (gains) losses, litigation settlements, share-based compensation expense and other nonrecurring items.
We define Adjusted EPS as net income (loss) per share, diluted, from continuing operations excluding net foreign exchange (gains) losses, litigation settlements, share-based compensation expense and other nonrecurring items.
Adjusted EBITDA and Adjusted EPS are not necessarily comparable to similarly titled measures reported by other companies. Adjusted EBITDA may exclude certain financial information that some may consider important in evaluating our financial performance. Adjusted EBITDA and Adjusted EPS may not be indicative of historical operating results, and we do not intend for either of them to be predictive of future results of operations. We believe that our use of Adjusted EBITDA and Adjusted EPS as metrics assists our board, management and investors in comparing our operating performance on a consistent basis. Factors in this determination include removing the impact of our capital structure (specifically interest expense, net), asset base (specifically depreciation and amortization) and tax structure, as well as certain items that affect inter-period comparability, such as variability due to unrealized foreign exchange (gains) losses, litigation settlements, non-cash share-based compensation expense and other nonrecurring items, which affect results in a given period or periods.

About TCP
TCP is a leading global manufacturer and distributor of energy efficient lighting technologies. TCP’s extensive product offerings include LED and CFL lamps and fixtures, internet-based lighting control solutions and other energy efficient lighting products. TCP has the largest combined number of LED and CFL ENERGY STAR® compliant lighting products. TCP’s products are currently offered through thousands of retail and C&I distributors. Since TCP’s inception, it has sold more than one billion energy efficient lighting products.  For more information, visit http://www.tcpi.com.

Forward Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward looking statements in this press release include, but are not limited to, the Company’s expectation regarding its future profitability. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While TCP believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein. Such forward-looking statements are made only as of the date of this release. TCP expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions or circumstances on which any statement is based.

Contact
Brian Catlett
Chief Financial Officer
330-954-7689
ir@tcpi.com

Mike Funari
Sapphire Investor Relations, LLC
415-471-2700

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share data)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$31,354	$21,903
Restricted cash	7,367	3,404
Accounts receivable, net	95,089	59,574
Inventories	122,342	119,477
Prepaids and other current assets	28,393	14,415
Deferred income taxes	17,557	10,551
Total current assets	302,102	229,324
Property, plant and equipment, net	72,037	74,558
Land rights, net	4,126	4,244
Deferred costs	16,145	18,732
Finance receivable from related party	—	1,915
Intangible assets, net	2,345	2,993
Deferred income taxes, long-term	7,094	7,758
Other long-term assets	1,737	1,741
Total assets	$405,586	$341,265
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term loans and current portion of long-term debt	$74,813	$122,840
Accounts payable	129,194	105,742
Accrued expenses and other current liabilities	77,826	62,539
Total current liabilities	281,833	291,121
Long-term debt, net of current portion	5,340	7,553
Income taxes payable, long-term	7,891	7,043
Legal settlements, net of current portion	24,311	30,941
Other long-term liabilities	508	427
Total liabilities	319,883	337,085
Commitments and contingencies
Shareholders’ equity:
Common stock	30,101	22,048
Additional paid-in capital	68,063	901
Accumulated other comprehensive income	9,290	13,721
Retained deficit	(21,751)	(32,490)
Total shareholders’ equity	85,703	4,180
Total liabilities and shareholders’ equity	$405,586	$341,265

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net sales	$153,061	$114,452	$489,517	$428,925
Cost of goods sold	126,035	93,691	385,560	336,819
Gross profit	27,026	20,761	103,957	92,106
Selling, general and administrative expenses	21,065	17,312	77,780	64,252
Litigation settlements	400	3,032	100	3,032
Operating income	5,561	417	26,077	24,822
Other expense (income):
Interest expense	1,884	1,880	8,699	6,542
Interest income	(58)	(116)	(196)	(483)
Foreign exchange (gains) losses, net	847	1,293	(460)	5,929
Income before income taxes	2,888	(2,640)	18,034	12,834
Income tax expense (benefit)	819	(1,028)	5,589	4,662
Net income (loss)	$2,069	$(1,612)	$12,445	$8,172
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,183)	(3,535)	(4,431)	2,155
Comprehensive income (loss)	$886	$(5,147)	$8,014	$10,327
Net income (loss) per share-basic and diluted	$0.07	$(0.08)	$0.52	$0.40

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Year ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$12,445	$8,172
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,604	8,142
Deferred income tax benefit	(6,394)	(2,831)
Share-based compensation expense	3,963	—
Loss on disposal of equipment	829	294
Changes in operating assets and liabilities:
Accounts receivable	(34,729)	(5,147)
Inventories	(3,712)	(40,658)
Prepaid expenses and other assets	(12,301)	(2,560)
Accounts payable	27,354	15,353
Accrued and other liabilities	12,410	2,923
Net cash provided by (used in) operating activities	8,469	(16,312)
Cash flows from investing activities:
Purchases of property, plant and equipment	(11,445)	(12,997)
(Increase) decrease in restricted cash	(3,965)	1,082
Repayment of related party finance receivables	—	538
Other investing activities, net	292	745
Net cash used in investing activities	(15,118)	(10,632)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	70,206	—
Borrowings under foreign short-term bank loans	120,747	153,826
Repayments of foreign short-term bank loans	(154,581)	(110,363)
(Repayment) borrowings on line of credit agreement, net	(13,704)	4,309
Borrowings of long-term debt	588	—
Repayments of long-term debt	(901)	(256)
Payment of related party finance liability	(124)	(282)
Payment of contingent consideration	—	(823)
Payment of debt issuance costs	(1,097)	(170)
Decrease in related party payable	—	(36,941)
Net cash provided by financing activities	21,134	9,300
Effect of exchange rate changes on cash and cash equivalents	(5,034)	867
Increase (decrease) in cash and cash equivalents	9,451	(16,777)
Cash and cash equivalents at beginning of period	21,903	38,680
Cash and cash equivalents at end of period	$31,354	$21,903

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Net Sales by Region and by Product Line
(Unaudited)
(Amounts in thousands)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
United States and Canada	$135,061	$102,369	$92,937	$416,764	$353,292
Asia	6,258	7,029	6,848	29,248	21,845
EMEA	9,680	10,511	9,830	32,338	32,856
Latin America	2,062	2,966	4,837	11,167	20,932
Total net sales	$153,061	122,875	114,452	$489,517	$428,925

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
CFL	$90,456	59,552	72,663	$268,881	$289,315
LED	54,932	53,369	34,875	190,632	107,130
Linear and fixtures	2,487	2,889	4,222	12,289	20,678
Other	5,186	7,065	2,692	17,715	11,802
Total net sales	$153,061	122,875	114,452	$489,517	$428,925

TCP INTERNATIONAL HOLDINGS LTD. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
and Adjusted EPS to Diluted EPS
(Unaudited)
(Amounts in thousands)

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income (loss)	$2,069	$4,502	$(1,612)	$12,445	$8,172
Adjustments:
Interest expense, net	1,826	2,116	1,764	8,503	6,059
Income tax expense	819	1,186	(1,028)	5,589	4,662
Depreciation and amortization	2,099	2,138	2,114	8,604	8,142
EBITDA	6,813	9,942	1,238	35,141	27,035
Adjustments:
Foreign exchange losses (gains), net	847	—	1,293	(460)	5,929
Litigation settlements	400	(490)	3,032	100	3,032
Share-based compensation expense	1,962	1,395	—	3,963	—
Refund of U.S. Customs import tariffs	(550)	(294)	—	(993)	—
Adjusted EBITDA	$9,472	$10,553	$5,563	$37,751	$35,996

	Three Months Ended December 31, 2014		Three Months Ended September 30, 2014		Three Months Ended December 31, 2013
	Net Income	Per Share (Diluted)	Net Income	Per Share (Diluted)	Net Income (Loss)	Per Share (Diluted)
Net income (loss) and net income (loss) per share, diluted	$2,069	$0.07	$4,502	$0.16	$(1,612)	$(0.08)
Adjustments, net of tax:
Foreign exchange losses (gains), net	447	0.01	(280)	(0.01)	786	0.04
Litigation settlements	254	0.01	(310)	(0.01)	1,986	0.10
Share-based compensation expense	1,275	0.05	854	0.03	—	—
Refund of U.S. Customs import tariffs	(351)	(0.01)	(186)	(0.01)	—	—
Adjusted net income and Adjusted EPS	$3,694	$0.13	$4,580	$0.16	$1,160	$0.06

	Year Ended December 31, 2014		Year Ended December 31, 2013
	Net Income	Per Share (Diluted)	Net Income	Per Share (Diluted)
Net income and net income per share, diluted	$12,445	$0.52	$8,172	$0.40
Adjustments, net of tax:
Foreign exchange losses (gains), net	(769)	(0.03)	4,110	0.20
Litigation settlements	64	—	1,986	0.10
Share-based compensation expense	2,543	0.11	—	—
Refund of U.S. Customs import tariffs	(631)	(0.03)	—	—
Adjusted net income and Adjusted EPS	$13,652	$0.57	$14,268	$0.70